Exhibit 10.2

SEPARATION AND MUTUAL RELEASE AGREEMENT

     THIS SEPARATION AND MUTUAL RELEASE AGREEMENT (this “Agreement”) is entered into on the 16th day of July, 2009 by and between DAVID GINSBERG, an adult individual (“Executive”), and ENCORIUM GROUP, INC., a Delaware corporation (“Company” or “Encorium”). Executive and Company are hereinafter sometimes referred to individually as a “Party” and collectively as the “Parties”.

RECITALS

     WHEREAS, Company and Executive entered into an Employment Agreement dated as of December 3, 2008 (the “Employment Agreement”) and a Severance Agreement dated as of December 3, 2008 (the “Severance Agreement”), the terms and conditions of which are incorporated into this Agreement by reference; and

     WHEREAS, pursuant to the terms of the Employment Agreement, Executive serves as the President and Chief Executive Officer of Company; and

     WHEREAS, Encorium is in the business of pharmaceutical research development and research management, the design and management of clinical trials for pharmaceutical, biotechnology and medical device businesses, the design and writing of clinical development reports and programs and/or the management of global regulatory process for pharmaceutical, biotechnology or medical devices (“Business”); and,

     WHEREAS, Encorium has executed letters of intent to sell (i) the U.S. portion of the Business (the “US Sale”) to Pierrel Research USA (“Pierrel”) and, (ii) its wholly-owned subsidiary, Enorium Oy (the “Oy Sale”) As a result of these sales Encorium will no longer be engaged in the Business and will have no continuing need for Executive’s services; and,

     WHEREAS, Executive has been offered and has accepted employment with Pierrel to continue working in connection with the U.S. portion of the Business; and,

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WHEREAS, Company and Executive desire for Executive to resign as President and

Chief Executive Officer of the Company, upon the terms and conditions set forth below; and,

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants and agreements contained in this Agreement, the adequacy and receipt of which is hereby acknowledged by each Party, and intending to be legally bound hereby, the Parties hereby agree as follows:

     1. Resignation and Payments. The Parties acknowledge and agree that Executive shall resign as the President and Chief Executive Officer of the Company effective as of closing of the Pierrel transaction (the “Pierrel Closing Date”). As of the Pierrel Closing Date, the Employment Agreement and the Severance Agreement will be terminated and, as a result, any and all rights or obligations under the Employment Agreement and the Severance Agreement will be terminated and extinguished, except to the extent preserved in this Agreement.

     2. Consideration: If Executive signs this Agreement, thereby agreeing to be bound by the General Release in Paragraph 7 and bound to the other terms and conditions of this Agreement the Company shall do the following:

     (a) Executive will receive a total payment of $250,000.00 (TWO HUNDRED AND FIFTY THOUSAND DOLLARS) in the manner described herein:

     (b) On the Pierrel Closing Date, Executive will receive a check in the amount of $35,000.00 made payable to David Ginsberg, Inc. (Tax Identification No. 26 0535 87).

     (c) Beginning on the first month anniversary of the Pierrel Closing Date and ending on theealier of the (i) the date on which the aggregate of payment to Executive under this Paragraph 2 equals $250,000 or (ii) the closing date of the Oy Sale (the “Oy Closing Date”) (at which point Executive will be entitled to a lump sum payment of the remaining payments due under Paragraph 2), Executive will receive monthly payments of $25,000.00 by the 15 day of each month. These checks will be made payable to David Ginsberg, Inc. (Tax Identification No. 26 0535 87). .

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     (d) Company Release. In consideration of the promises and undertakings made by Executive as set forth herein, the Company, limited to its officers and directors, forever releases and discharges Executive and his agents, successors and assigns, from any and all claims, of any nature, character, or description whatsoever, which the Company may have against Executive from the beginning of time until the date Company signs this Agreement.

     The Company Release set forth in Paragraph 2(d) does not apply to: (i) Any claims to require Executive to honor his commitments set forth in this Agreement; (ii) Any claims to interpret or to determine the scope, meaning or effect of this Agreement; and/or (iii) Any claims relating to any conduct, matter, event or omission occurring after Company has signed this Agreement.

     (e) Executive shall not be entitled to the payments or other benefits set forth in this Paragraph 2 until the Company has received an executed copy of this Agreement; In the event that Encorium fails to make any of the payments within 15 days of the date on which the payment is due as described in Paragraph 2.b, the balance of the $250,000.00 aggregate payment proceeds will become immediately due and payable

     3. Adequacy of Consideration. Executive acknowledges and agrees that the Company's payments and other undertakings under Paragraph 3 above:

(a)	Are not required by any policy, plan or prior agreement;

(b)	Constitute adequate consideration to support his General Release in

Paragraph 6 and the other terms and conditions of this Agreement; and

(c) Fully compensate Executive for the Claims Executive is releasing.

     For purposes of this paragraph, "consideration" means something of value to which Executive is not already entitled.

     4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that (a) such Party is a legally competent individual and/or valid existing corporation with power and authority to enter into, be bound by, and perform his or its obligations under this Agreement; (b) no consents or approvals from any third persons are required to permit such

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Party to enter into and/or perform his or its obligations under this Agreement; (c) this Agreement is a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (d) such Party has not sold, assigned, or transferred any Claims (as hereinafter defined), in whole or in part, which are the subject of the releases contained in this Agreement; (e) such Party has not sued or filed any charge, complaint, or arbitration, or commenced any other administrative or judicial proceeding against the other Party; and (f) such Party has consulted with his or its attorney, carefully read this Agreement, knows and understands the content of this Agreement, and entered into this Agreement of his or its own free will and without duress.

     5. No Admission. Neither this Agreement, nor anything contained in this Agreement, shall be deemed, construed or constitute an admission by a Party as to any liability, violation of law or unlawful conduct of any kind.

     6. Release of Company and Company Released Parties; Covenant Not to Sue. Executive and his heirs, personal representatives, executors, assigns, and administrators (the “ExecutiveParties”) shall and does hereby release and forever discharge Company and its successors, assigns, subsidiaries, affiliates, officers, directors, representatives, employees, shareholders and agents (the “Company Released Parties”) from any and all claims, suits, demands, promises, contracts, liabilities, obligations, causes of action, or any other loss or harm whatsoever, known or unknown, suspected or unsuspected, contingent or otherwise (collectively, “Claims” or individually, a “Claim”), which Executive or any Executive Released Party had, now has, or hereafter can, shall or may have against Company and/or any Company Released Party, arising out of, or in any way relating to, Executive’s employment by Company through the date of this Agreement, the resignation of Executive’s employment, or the Employment Agreement or the Severance Agreement, including any claim that he is owed any monies or any other benefit thereunder, except for any Claim relating to the failure of Company and/or any Company Released Party to comply with its or their respective obligations under this Agreement. Executive, on his behalf and on behalf of the Executive Released Parties, covenants and agrees not to sue or file any charge, complaint, or arbitration, or commence any other administrative or judicial proceeding against Company and/or any or all of the Company Released Parties in any court of law or equity or before any administrative agency with respect to any matter whatsoever

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that is within the scope of the foregoing releases other than those relating to the failure of Company and/or any Company Released Party to comply with its or their respective obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, the foregoing release excludes any claims which Executive may make under the state workers’ compensation or unemployment compensation laws and any claims which by law Executive cannot waive. Nothing in this Agreement limits Executive’s right to file a charge with or participate in an investigative proceeding of the Equal Employment Opportunity Commission (“EEOC”) or any other federal, state or local government agency. However, if any Agency or court assumed or later assumes jurisdiction of any complaint or charge on Executive’s behalf against Company or any Company Released Party, Executive will disclaim entitlement to any monetary or personal relief.

     7. Non-disclosure,. Each Party agrees not todisclose to any other person or entity the terms and conditions of, and/or the existence of, and/or the facts underlying and/or relating to this Agreement, except to (i) such Party’s attorneys, tax advisors, and/or insurers; (ii) as required by law, including, without limitation, pursuant to a court order, subpoena, or legal obligation in any judicial, governmental, or quasi-governmental proceeding, matter, or inquiry ; provided, however, Company may, without such consent, make such press releases or other public announcement as it believes are required pursuant to any law or by obligations pursuant to the rules of the Nasdaq Capital Markets LLC or the National Association of Securities Dealers, Inc. without consent of Executive Within the time required for the filing thereof under the rules and regulations promulgated under the Securities Act of 1934, as amended (the “1934 Act”), the Seller is required to file periodic reports with the SEC, including, but not limited to a Current Report on Form 8-K describing the terms of the resignation of Executive’s employment and the terms of this Agreement in the form required by the 1934 Act, and attaching the material transaction documents (including, without limitation, this Agreement) as exhibits to such filing.

     8. Nondisparage. Each party agrees not to (a) disparage or make negative statements (or induce or encourage others to disparage or make negative statements) about the other Party or (b) characterize Executive’s separation from his employment with Company as anything other than his resignation from his position with Company and/or in any manner which is inconsistent with the terms of this Agreement. For purposes of this Section 8, the term “disparage” shall

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mean any statements that adversely affect in any manner a Party’s personal or professional reputation. Each Party hereby acknowledges and agrees that the breach of this Section by such Party or the Executive Released Parties or the Company Released Parties, as applicable, will result in irreparable harm to the other Party. In the event of any such breach or threatened breach of this Section, each Party agrees that it would be impossible to measure in dollars the damage(s) sustained by the other Party. Therefore, in the event of any such breach or threatened breach, in addition to any other remedy available under this Agreement and/or applicable law, the non-breaching Party shall be entitled to injunctive relief to enforce his or its rights under this Section

     9. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties with respect to its subject matter and supersedes any and all other prior and contemporaneous understandings, agreements, or representations by or between the Parties, written or oral, concerning its subject matter. This Agreement may be amended or modified only by a further writing signed by each of the Parties. The Parties acknowledge and agree that the recitals to this Agreement are made a part of this Agreement as fully as though such recitals were set forth in the body of this Agreement in their entirety.

     10. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, personal representatives, successors and permitted assigns. No Party may assign this Agreement or any of his or its rights, interests, or obligations under this Agreement without the prior written approval of the other Party.

     11. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     12. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting this Agreement.

13. Governing Law. This Agreement has been delivered and executed in the

Commonwealth of Pennsylvania and shall be governed by and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without reference to principles of conflicts of law.

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     14. Waiver. No failure by a Party to insist upon the strict performance of any covenant, agreement, term, or condition of this Agreement or to enforce a right or remedy provided under this Agreement shall be construed as a waiver or relinquishment with respect to any subsequent performance or breach of performance but each and every covenant, agreement, term, and condition of this Agreement shall remain in full force and effect with respect to any other existing or subsequent breach.

     15. Severability. If any provision of this Agreement is held to be invalid, the same shall not affect the remaining provisions of this Agreement, which shall continue in full force and effect.

     16. Further Assurances. From and after the date of this Agreement, each Party shall, upon request of the other Party, duly execute, acknowledge and deliver any additional document and/or give such assurances as may be reasonably required to effect or evidence the actions contemplated by this Agreement.

     17. Period for Consideration. Executive has read this Agreement, understands its contents and was given a period of at least twenty-one (21) days to review and consider this Agreement voluntarily and not as a result of any pressure, coercion or duress.

     18. Revocation. For a period of seven (7) days following Executive’s signing of this Agreement, Executive may revoke this Agreement by advisingKristi Demidio Chase, in writing, addressed to that it is being revoked. This Agreement shall not become effective until the foregoing seven (7) day revocation period has ended.

EXECUTIVE HAS BEEN ADVISED THAT HE HAS AT LEAST 21 DAYS TO CONSIDER THIS AGREEMENT AND HAS BEEN ADVISED, IN WRITING, TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT. EACH PARTY STATES THAT SUCH PARTY HAS CAREFULLY READ THIS AGREEMENT AND THAT SUCH PARTY KNOWS AND UNDERSTANDS WHAT THIS AGREEMENT SAYS AND HAS SIGNED HIS OR ITS NAME OF HIS OR ITS OWN FREE ACT.

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     IN WITNESS WHEREOF and intending to be legally bound hereby, the undersigned hereunto set their hands and seals on the date first above written.

EXECUTIVE:

/s/ David Ginsberg DAVID GINSBERG

COMPANY:

ENCORIUM GROUP, INC.:

By: /s/ Philip L. Calamia Philip L. Calamia, CFO

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